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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use and incorporation by reference in this Registration Statement of Bionutrics, Inc. on Form S-3 of our reports (a) dated December 8, 2000, appearing in the Prospectus which is part of this Registration Statement, and (b) dated December 30, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Bionutrics, Inc. for the year ended October 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Phoenix, Arizona

December 26, 2000